UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

8i Acquisition 2 Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40678	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 6 Eu Tong Seng Street

#08-13 Singapore 059817

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65-6788 0388

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half (1/2) of one Ordinary Share, and one Right to acquire one-tenth of an Ordinary Share	LAXXU	NASDAQ Stock Market LLC

Ordinary Shares included as part of the Units	LAX	NASDAQ Stock Market LLC

Redeemable Warrants included as part of the Units	LAXXW	NASDAQ Stock Market LLC

Rights included as part of the Units	LAXXR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.

As previously reported, on April 11, 2022, 8i Acquisition 2 Corp., a British Virgin Islands business company (the “Company” or “LAX”), entered into a Share Purchase Agreement (the “SPA”) with Euda Health Limited, a British Virgin Islands business company (“EUDA Health”), Watermark Developments Limited, a British Virgin Islands business company (the “Seller”) and Kwong Yeow Liew, acting as Representative of the Indemnified Parties (the “Indemnified Party Representative”). Pursuant to the terms of the SPA, as amended, a business combination between LAX and EUDA Health will be effected through the purchase by LAX of all of the issued and outstanding shares of EUDA Health from the Seller (the “Business Combination”).

On November 10, 2022, at 10:00 a.m., Eastern time, the Company held a special meeting of its shareholders of record (the “Special Meeting”), at which the Company’s shareholders of record voted on the proposals set forth below, each of which is described in detail in the proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 13, 2022, which was first mailed by the Company to its shareholders on or about October 17, 2022.

As of October 10, 2022, the record date for the Special Meeting, there were 11,073,500 ordinary shares, no par value, of the Company (the “Ordinary Shares”) issued and outstanding and entitled to vote at the Special Meeting. A total of 9,369,395 Ordinary Shares, representing approximately 84.61% of the issued and outstanding Ordinary Shares, were present in person by virtual attendance or represented by proxy at the Special Meeting, constituting a quorum for the Special Meeting. The final voting results for each proposal submitted to the shareholders of record of the Company at the Special Meeting are included below.

Each of the proposals described below was approved by the Company’s shareholders of record.

PROPOSAL 1:

To approve the transactions contemplated under the SPA.

For	Against	Abstain	Broker Non-Votes
8,314,452	1,030,751	24,192	0

PROPOSAL 2:

To approve and adopt the following amendments and restatements of 8i amended and restated memorandum and articles of association:

a) to amend the name of the combined company from “8i Acquisition 2 Corp.” to “EUDA Health Holdings Limited”; and

For	Against	Abstain	Broker Non-Votes
8,335,895	1,030,751	2,755	0

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b) to adopt the amended and restated memorandum and articles of association of the combined company (the “Amended and Restated Memorandum and Articles of Association”).

For	Against	Abstain	Broker Non-Votes
8,335,895	1,030,751	2,755	0

PROPOSAL 3:

To approve, for purposes of complying with applicable listing rules of the Nasdaq Global Market (“Nasdaq”), the issuance of more than 20% of the issued and outstanding Ordinary Shares and the resulting change in control in connection with the Business Combination.

For	Against	Abstain	Broker Non-Votes
8,335,895	1,030,751	2,755	0

PROPOSAL 4:

To vote to elect five directors effective upon consummation of the Business Combination.

Each of the director nominees received the following votes:

Director Nominee	Class	For	Withhold
Wei Wen Kelvin Chen	I	8,436,565	932,836
Thien Su Gerald Lim	I	8,436,565	932,836
David Francis Capes	I	8,436,565	932,836
Alfred Lim	II	8,436,565	932,836
Kim Hing Chan	II	8,436,565	932,836

Redemption of Ordinary Shares

As of November 8, 2022, the end of the redemption period for the Ordinary Shares issued as part of the units in the Company’s initial public offering consummated on November 24, 2021, an aggregate of 8,195,770 Ordinary Shares were tendered for redemption in connection with the Special Meeting. The final redemption price is $10.0837 per share redeemed.

Item 8.01 Other Events

On November 10, 2022, 8i issued a press release announcing that shareholders that elected to redeem shares in connection with Special Meeting may withdraw such redemption requests by no later than 5:00 p.m. Eastern Time on November 11, 2022. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Press Release dated November 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2022

8i Acquisition 2 Corp.

By:	/s/ Meng Dong (James) Tan
Name:	Meng Dong (James) Tan
Title:	Chief Executive Officer

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